                                                                          EX 3.4

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            SUPREMA SPECIALTIES, INC.


                                   ARTICLE I

                                     OFFICES

                  SECTION 1. OFFICES. The corporation may have such offices and places of business, within or without the State of New York, as shall be determined by the directors.

                                   ARTICLE II

                                  SHAREHOLDERS

                  SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.

                  SECTION 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as may be determined from time to time by resolution of the Board of Directors.

                  SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

                  SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President.

                  SECTION 5. NOTICE OF SPECIAL MEETING. Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to the meeting.

                  SECTION 6. QUORUM. At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Certificate of Incorporation.

                  SECTION 7. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each shareholder of the corporation shall be entitled at each meeting of Shareholders to one vote for each share of capital stock of the corporation standing in his name on the record of shareholders of the corporation:

                  (a) on the date fixed pursuant to the provisions of Section 4 of Article V of these By-Laws as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or

                  (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

                  Each Shareholder entitled to vote at any meeting of Shareholders may authorize another person or persons to act for him by a proxy signed by such Shareholder or his attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the corporation entitled to vote thereon, present in person or represented by proxy at the meeting, shall decide any questions brought before such meeting, unless the question is one upon which by express provision of statute or of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  SECTION 8. ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 9. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Whenever, by any provision of statute or of the Certificate of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action being taken.

                  SECTION 10. MATTERS TO BE BROUGHT BEFORE MEETING OF SHAREHOLDERS. Except as otherwise provided by law, at any annual or special meeting of the shareholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with this Section 10.

                  In order to be properly brought before the meeting, such business must have either been (i) specified in the written notice of the meeting (or any supplement thereto) given to the Shareholders of record on the record date for such meeting by or at the direction of the Board of Directors,
(ii) brought before the meeting at the direction of the Board of Directors or the officer of the corporation presiding over the meeting, or (iii) specified in a written notice (a "Shareholder Meeting Notice") given to the corporation by or on behalf of a shareholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such shareholder, in accordance with all the following requirements.

                  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph
(1) of this Section 10, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for action by the shareholders. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, the reasons for conducting such business at the meeting at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  Any matter brought before a meeting of shareholders upon the affirmative recommendation of the Board of Directors where such matter is included in the written notice of the meeting (or any supplement thereto) and accompanying proxy statement given to shareholders of record on the record date for such meeting by or at the direction of the Board of Directors is deemed to be properly before the shareholders for a vote and does not need to be moved or seconded from the floor of such meeting. No business shall be brought before any meeting of shareholders of the corporation otherwise than as provided in this
Section 10.

                                  ARTICLE III

                                    DIRECTORS

                  SECTION 1. NUMBER. The number of directors of the corporation shall be one or more as determined from time to time by resolution of the directors, who shall hold office for the term of one year and until their successors are duly elected and qualify. Directors need not be shareholders.

                  SECTION 2. POWERS. The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the corporation as it may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

                  In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do such lawful acts and things except as are by statute, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

                  SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. Meetings of the Board of Directors may be held at any place, either within or without the State of New York, provided a quorum be in attendance. Except as may be otherwise provided by the Certificate of Incorporation or by the Business Corporation Law, a majority of the directors in office shall constitute a quorum at any meeting of the Board of Directors and, a quorum being present, the vote of a majority of the directors present at such meeting shall constitute the act of the Board of Directors.

                  The Board of Directors may hold an annual meeting, without notice, immediately after the annual meeting of shareholders. Regular meetings of the Board of Directors may be established by a resolution adopted by the Board of Directors. The Chairman of the Board of Directors (if any) or the President may call, and at the request of a majority of directors must call, a special meeting of the Board of Directors, upon at least three days notice which shall be given by mail or overnight courier, or upon at least 24 hours notice if given personally or by telephone, to each director.

                  Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of such Board of Directors or Committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or Committee shall be filed with the minutes of the meetings of the Board of Directors or Committee.

                  SECTION 4. VACANCIES, REMOVAL. Except as otherwise provided in the Certificate of Incorporation or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

                  Except where the Certificate of Incorporation contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by shareholders to be by a greater vote, any one or more of the directors may be removed, (a) for cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the corporation entitled to vote, present in person or by proxy, at any special meeting of the shareholders or by written consent of all of the shareholders entitled to vote, or (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board of Directors. A vacancy or vacancies occurring from such removal may be filled at the special meeting of shareholders or at a regular or special meeting of the Board of Directors.

                  SECTION 5. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from its members an Executive Committee or other committee or committees, each consisting of one or more members, with such powers and authority (to the extent permitted by law) as may be provided in said resolution. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member or members at any meeting of such committee.

                                   ARTICLE IV

                                    OFFICERS

                  SECTION 1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a President, one or more Executive Vice Presidents, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors, who shall hold office at the pleasure of the Board of Directors. Any number of offices may be held by the same person. All vacancies occurring among any of the officers shall be filled by the Board of Directors. Any officer may be removed at any time by the affirmative majority (unless the Certificate of Incorporation requires a larger vote) of the directors present at a special meeting of the Board of Directors called for that purpose or by the unanimous written consent of the Board of Directors.

                  SECTION 2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

                  SECTION 3. THE PRESIDENT. In the absence or non-election of a Chairman of the Board, the President shall preside at all meetings of the shareholders and directors. He shall be the chief executive officer and the chief operating officer and he shall be in charge of the day-to-day operations of the corporation subject to the direction of the Board of Directors.

                  SECTION 4. THE EXECUTIVE VICE-PRESIDENT. The Executive Vice-President, in the absence or disability of the President, shall exercise the powers and perform the duties of the President, and shall exercise such other powers and perform such other duties as shall be prescribed by the Board of Directors.

                  SECTION 5. THE VICE-PRESIDENT. The Vice-President shall exercise such powers and perform such other duties as shall be prescribed by the Board of Directors.

                  SECTION 6. THE TREASURER. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board of Directors.

                  SECTION 7. THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the shareholders; he shall attend to the giving and serving of all notices to shareholders and directors or other notices required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; he shall have charge of the certificate books and stock books and such other books and papers as the Board of Directors may direct, and he shall perform all other duties incident to the office of Secretary.

                  SECTION 8. SALARIES. The salaries of all officers shall be fixed by the Board of Directors or the Compensation Committee, if applicable, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                                   ARTICLE V

                                  CAPITAL STOCK

                  SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Certificates of stock shall be in such form as required by the Business Corporation Law of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued, shall be signed by the Chairman or a Vice-Chairman of the Board of Directors (if any) or by the President or Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimiles.

                  SECTION 2. TRANSFER. Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

                  SECTION 3. LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the corporation against any loss or liability by reason of the issuance of such new certificates.

                  SECTION 4. RECORD DATE. In lieu of closing the books of the corporation, the Board of Directors may fix, in advance, a date, not exceeding sixty days, nor less than ten days, preceding the date fixed for any action, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 1. DIVIDENDS. The Board of Directors may declare dividends from time to time upon the capital stock of the corporation from funds legally available therefor.

                  SECTION 2. SEAL. The Board of Directors shall provide a suitable corporate seal which shall be used as authorized by these By-Laws.

                  SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be determined by the Board of Directors.

                  SECTION 4. CHECKS, NOTES, ETC. Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board of Directors.

                  The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner, as may be determined from time to time by the Board of Directors.

                  SECTION 5. NOTICE AND WAIVER OF NOTICE. Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

                                  ARTICLE VII

                     INDEMNIFICATION AND ADVANCE OF EXPENSES
                           FOR DIRECTORS AND OFFICERS

                  SECTION 1. RIGHT TO INDEMNIFICATION. To the maximum extent permitted by New York law in effect from time to time, the corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to a (a) any individual who is a present or former director or officer of the corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the corporation and at the request of the corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is mad a party to the proceeding by reason of his or her service in that capacity. The corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the corporation or a predecessor of the corporation.

                  SECTION 2. TIME FOR PAYMENT ENFORCEMENT. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to indemnification (the "Indemnified Party"). The right to indemnification and advance of expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation.

                  SECTION 3. GENERAL. The indemnification and advance of expenses provided by this Article VII (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of shareholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity while holding office or while employed by or acting as agent for the corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the corporation and each director or officer of the corporation who serves or served in such capacity at any time while this Article VII is in effect.

                  SECTION 4. EFFECTIVE TIME. This Article VII shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                  SECTION 5. FURTHER ACTION. The Board of Directors may take such action as is necessary to carry out the provisions of this Article VII and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.

                                  ARTICLE VIII

                                   AMENDMENTS

                  SECTION 1. BY SHAREHOLDERS. These Amended and Restated By-Laws may be amended at any meeting of the shareholders by vote of the shareholders holding a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

                  SECTION 2. BY DIRECTORS. The Board of Directors may also amend these Amended and Restated By-Laws at any regular or special meeting of the Board by a majority (unless the Certificate of Incorporation requires a larger vote) vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.